                                                                    EXHIBIT 23.1

The Board of Directors
United Surgical Partners International, Inc.

     The audits referred to in our reports dated March 31, 2001, except as to the last paragraph of note 16, which is as of April 4, 2001 and the third paragraph of note 5(a) which is as of May 16, 2001, include the related consolidated financial statement schedule as of December 31, 2000 and 1999, and for the years then ended and the period from February 27, 1998 (inception) through December 31, 1998, included in the registration statement. The consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     Our audit report referred to above contains an explanatory paragraph that states that the Company has restated its 2000 consolidated financial statements in order to (1) deconsolidate an entity previously consolidated pursuant to EITF 97.2 and to (2) reclassify certain debt from long-term to current pursuant to SFAS 78.

     We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial and Other Data" and "Experts" in the prospectus.


                                                         KPMG LLP

Dallas, Texas
June 5, 2001

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                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

ALLOWANCE FOR DOUBTFUL ACCOUNTS (IN THOUSANDS)

                                                         ADDITIONS CHARGED TO:
                                         BALANCE AT     ------------------------
                                        BEGINNING OF    COSTS AND       OTHER                           OTHER        BALANCE AT
                                           PERIOD        EXPENSES      ACCOUNTS     DEDUCTIONS(1)     ITEMS(2)     END OF PERIOD
                                        ------------    ----------    ----------    --------------    ---------    --------------
1998................................     $       --            236        --                (47)          1,242          1,431
1999................................          1,431          1,231        --               (902)            982          2,742
2000................................          2,742          2,467        --             (2,072)            529          3,666

(1) Accounts written off.

(2) Beginning balances for purchased businesses.